The COMPANY - VS MEDIA LIMITED

6/F, KOHO, 75 Hung To Road,
Kwun Tong, Kowloon, Hong Kong

VS MEDIA

Quotation

THIS CONTRACT

CONTACT PERSON	ISSUE DATE	CONTRACT NO.
[redacted]	01/03/23	VS-IO202303002

Client: [redacted]
Attn:
Address:
Email:
Telephone:
Brand name:

CAMPAIGN		FORMAT	DESCRIPTION	PRICE (HKD)
Smart Traffic Social Campaign	1	Deliverables	Media Buying 1)Social Media Promotion of Smart Traffic Fund Campaign 1: Period: March 2023 (10 Days) Budget: $60,000 Platform: $30,000 for Facebook; $30,000 for Linkedin Estimated Clicks: 1K for Facebook; 800 for Linkedin Estimated Impressions: 750k for Facebook; 750K for Linkedin	**Total Net Cost:** **$60,000**
			Total Amount	**$60,000**

Payment Terms:
Against invoice by direct credit
Please sign below as formal confirmation, and return the duly signed copy by email.
Please make cheque payable to VS MEDIA LIMITED Attn: Financial Dept

Client agrees to the following Terms and Conditions below.

1. This Contract is valid after the Issue Date with authorized signatures from both parties.
2. No conditions other than those set forth herein shall be binding on the Company unless specifically agreed to in writing by the Company.
3. Client agrees to submit any materials required and provide feedback in accords to the timeline as advised by the Company and mutually agreed by both parties. The Company will not be liable for any losses due to any delay caused by Client.
4. In the event of Client withdrawing the Campaign, it is agreed that Client shall be fully liable to pay the Company in full for the contract.
5. Client agrees to pay per the above Payment Terms and pay at 2% per month on the overdue amount should Client fails to pay on the due date. In addition, Client shall be liable to the Company for all legal costs, commissions for debt collection and any other charges and expenses incurred by the Company in recovering the amount due by Client.
6. No public statements concerning the existence or terms of this Contract shall be disclosed to any third party except with the prior written consent of both parties or as required by law.
7. The Company will not be liable for any delays in delivery and/or non-delivery in the event of an act of God, action by any government entity, transportation, strike, network difficulties, electronic malfunction, etc.
8. Client will ensure that ad materials provided to the Company shall not infringe the rights of any third party and shall not be defamatory. The Company will not be liable for any loss and damage to any third party due to the materials provided by Client.
9. UNDER NO CIRCUMSTANCES WILL THE COMPANY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, FOR LOST INCOME OR PROFITS, IN ANY WAY ARISING OUT OF OR RELATED TO THIS CONTRACT, EVEN IF THE COMPANY HAD BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES.
10. This agreement shall be governed by and construed in accordance with the laws of Hong Kong SAR and the parties thereby agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong SAR.

For and on behalf of:
VS MEDIA LIMITED

[redacted]

01/03/23

Client

Authorized Signatory